                                  EXHIBIT 1.3
                                  -----------

                      INTERNATIONAL FUEL TECHNOLOGY, INC.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



Effective October 27, 1999, the Company merged with Blencathia Acquisition Corporation (Blencathia) wherein International Fuel Technology, Inc. is the surviving corporation. Blencathia had 300,000 shares outstanding at the time of the merger, which it redeemed and canceled. In exchange for 300,000 shares of Blencathia's common stock, International Fuel Technology, Inc. agreed to issue 300,000 shares of its common stock. These shares are expected to be sold in an amount sufficient to provide the former shareholders of Blencathia with maximum proceeds of $500,000. Any remaining unsold shares will be returnable to the Company. Based on the October 27, 1999 closing price of the International Fuel Technology, Inc. stock of $2.8125, 177,778 shares of International Fuel Technology, Inc.'s common stock were contingently issuable. Blencathia, which was incorporated on December 3, 1997, had not commenced any significant operations, and was considered a public "shell". In a related transaction following the merger, International Fuel Technology, Inc. paid $100,000 to TPG Capital Corporation, a former shareholder of Blencathia, for services in connection with effecting a business combination between International Fuel Technology, Inc. and a publicly reporting Company.

The accompanying pro forma condensed balance sheet is derived from the historical financial statements of International Fuel Technology, Inc. and Blencathia as of September 30, 1999. The accompanying pro forma statements of operations are derived from the historical financial statements of International Fuel Technology, Inc. for the year ended March 31, 1999 and six months ended September 30, 1999 and of Blencathia for the year ended December 31, 1998 and nine months ended September 30, 1999. The balance sheet is presented as if the transaction occurred on September 30, 1999 and the statements of operations are presented as if the transaction occurred on April 1, 1998 and carried through to September 30, 1999. The unaudited pro forma condensed financial statements do not necessarily indicate the financial position or results of operations which would have occurred had the merger been completed at such times, nor do they necessarily indicate future results that may be expected. These statements should be read in conjunction with the historical financial statements of International Fuel Technology, Inc. and Blencathia, including notes thereto, included in their audited financial statements.

INTERNATIONAL FUEL TECHNOLOGY, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Year Ended March 31, 1999
                                                                                                 Pro Forma
                                                International                                  International
                                                    Fuel         Blencathia         Pro            Fuel
                                                 Technology,     Acquisition       Forma        Technology,
                                                    Inc.         Corporation    Adjustments        Inc.
------------------------------------------------------------------------------------------------------------
Revenues                                         $         -      $        -     $       -      $         -
Expenses                                           7,839,753             156       600,000        8,439,909
                                                 ----------------------------------------------------------
Net loss                                         $ 7,839,753      $      156     $ 600,000      $ 8,439,909
                                                 ==========================================================
Basic and dilutive loss per share                $      0.59      $     0.00                    $      0.63
                                                 ===========================                    ===========
Weighted average number of shares outstanding     13,390,417       5,000,000                     13,390,417
                                                 ===========================                    ===========

INTERNATIONAL FUEL TECHNOLOGY, INC.
PRO FORMA CONDENSED BALANCE SHEET
September 30, 1999
                                                                                                Pro Forma
                                               International                                  International
                                                   Fuel         Blencathia         Pro            Fuel
                                                Technology,     Acquisition       Forma        Technology,
ASSETS                                             Inc.         Corporation    Adjustments        Inc.
-----------------------------------------------------------------------------------------------------------
Cash                                           $    219,569       $   736       $(100,000)    $    120,305
Prepaid insurance                                    20,350             -               -           20,350
Due from related party                               25,000             -               -           25,000
Machinery and equipment                              13,935             -               -           13,935
                                               -----------------------------------------------------------
Total assets                                   $    278,854       $   736       $(100,000)    $    179,590
                                               ===========================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
----------------------------------------------------------------------------------------------------------
  Accounts payable                             $    120,746       $     -       $       -     $    120,746
  Accrued expenses                                  144,784             -               -          144,784
  Due to related party                               26,500             -               -           26,500
  Notes payable                                     677,754             -               -          677,754
                                               -----------------------------------------------------------
                                                    969,784             -               -          969,784
                                               -----------------------------------------------------------
Stockholders' Deficit
  Common stock                                      163,957           500           2,500          166,957
  Discount on common stock                          (81,692)            -               -          (81,692)
  Additional paid in capital                     12,736,880           500         496,500       13,233,880
  Deficit accumulated during the
    development stage                           (13,510,075)         (264)       (599,000)     (14,109,339)
                                               -----------------------------------------------------------
                                                   (690,930)          736        (100,000)        (790,194)
                                               -----------------------------------------------------------
Total liabilities and stockholders' deficit    $    278,854       $   736       $(100,000)    $    179,590
                                               ===========================================================

INTERNATIONAL FUEL TECHNOLOGY, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Six Months Ended September 30, 1999


                                                                                                           Pro Forma
                                                   International                                         International
                                                        Fuel           Blencathia           Pro               Fuel
                                                    Technology,        Acquisition         Forma          Technology,
                                                        Inc.           Corporation       Adjustment           Inc.
-----------------------------------------------------------------------------------------------------------------------
Revenues                                        $           -      $          -          $   -        $           -
Expenses                                                4,235,183               264          -                4,235,447
                                              -------------------------------------------------------------------------

Net loss                                        $       4,235,183  $            264      $   -        $       4,235,447
                                              =========================================================================

Basic and dilutive loss per share               $            0.28  $           0.00                   $            0.28
                                              =====================================                 ===================

Weighted average number of shares outstanding          15,262,225         5,000,000                          15,262,225
                                              =====================================                 ===================

Balance Sheet Pro Forma Adjustments as of September 30, 1999:

(1)  Common stock                                          $              3,000
     Additional paid in capital                                         497,000
                                                         ----------------------
                                                           $            500,000
                                                         ======================

To record the value of International Fuel Technology, Inc. common stock issuable in connection with the merger with Blencathia Acquisition Corporation.

(2)  Deficit accumulated during the development stage    $                1,000
     Common stock                                                          (500)
     Additional paid in capital                                            (500)
                                                         ----------------------
                                                         $                -
                                                         ======================

To record the redemption and cancellation of 300,000 shares of Blencathia Acquisition Corporation common stock.

Statements of Operations Pro Forma Adjustments for the year ended March 31,
1999:

Acquisition expense                                        $            500,000
Consulting expense                                                      100,000
                                                           --------------------
                                                           $            600,000
                                                           ====================

To record the value of shares of International Fuel Technology, Inc. common stock issuable in connection with the merger with Blencathia Acquisition Corporation and the payment of a $100,000 consulting fee to TPG Capital Corporation, a former shareholder of Blencathia Acquisition Corporation .